Exhibit 20.7
Page 1 of 3

                            Navistar Financial 2000 - A Owner Trust
                                 For the Month of August 2000
                            Distribution Date of September 15, 2000
                                    Servicer Certificate #7

Original Pool Amount                                    $380,843,908.73
Subsequent Receivables (transferred 3/13/00)             $74,413,256.03
Subsequent Receivables (transferred 3/20/00)             $19,742,835.24

Beginning Pool Balance                                  $415,648,446.06
Beginning Pool Factor                                         0.8750494

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)   $9,222,489.83
     Interest Collected                                   $3,217,000.32

Additional Deposits:
     Repurchase Amounts                                           $0.00
     Liquidation Proceeds / Recoveries                      $570,204.65
Total Additional Deposits                                   $570,204.65

Repos / Chargeoffs                                        $1,170,652.72
Aggregate Number of Notes Charged Off                                75

Total Available Funds                                    $13,009,694.80

Ending Pool Balance                                     $405,255,303.51
Ending Pool Factor                                            0.8531691

Servicing Fee                                               $346,373.71

Repayment of Servicer Advances                                    $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $21,757,022.79
     Target Percentage                                            5.25%
     Target Balance                                      $21,275,903.43
     Minimum Balance                                      $9,105,143.30
     (Release) / Deposit                                   ($481,119.36)
     Ending Balance                                      $21,275,903.43

Current Weighted Average APR:                                    9.302%
Current Weighted Average Remaining Term (months):                 47.75

Delinquencies                                            Dollars        Notes
    Installments:                1 - 30 days          $1,801,177.23     1,645
                                 31 - 60 days           $427,982.81       359
                                 60+  days              $144,075.66        88

     Total:                                           $2,373,235.70     1,649

     Balances:                   60+  days            $4,111,490.67        88

Memo Item - Reserve Account
     Prior Month                                     $21,821,543.42
+    3/13 Transfer                                      $113,528.82
+    Invest. Income                                           $0.00
+    Excess Serv.                                      ($178,049.45)
     Transfer (to) / from Collections Account        $21,757,022.79

Exhibit 20.7
Page 2 of 3

Navistar Financial 2000 - A Owner Trust
For the Month of August 2000

                                                                                      NOTES

                                                   CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4     CLASS B NOTES
                                $475,000,000.00  $84,000,000.00  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00
Original Pool Amount
Distributions:
     Distribution Percentages                           100.00%            0.00%            0.00%            0.00%           0.00%
     Coupon                                             6.0800%          6.8200%          7.2000%          7.3400%         7.4700%

Beginning Pool Balance          $415,648,446.06
Ending Pool Balance             $405,255,303.51

Collected Principal               $9,222,489.83
Collected Interest                $3,217,000.32
Charge - Offs                     $1,170,652.72
Liquidation Proceeds/Recoveries     $570,204.65
Servicing                           $346,373.71
Cash Transfer from Reserve Account  $178,049.45
Total Collections Available
  for Debt Service               $12,841,370.54

Beginning Balance               $415,648,446.06  $24,648,446.06  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00

Interest Due                      $2,448,227.99     $129,048.31      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Interest Paid                     $2,448,227.99     $129,048.31      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Principal Due                    $10,393,142.55  $10,393,142.55            $0.00            $0.00            $0.00           $0.00
Principal Paid                   $10,393,142.55  $10,393,142.55            $0.00            $0.00            $0.00           $0.00

Ending Balance                  $405,255,303.51  $14,255,303.51  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00
Note / Certificate Pool Factor                           0.1697           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions              $12,841,370.54  $10,522,190.86      $807,033.33      $660,000.00      $741,263.54     $110,882.81

Interest Shortfall                        $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                          $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $21,757,022.79
(Release) / Draw                   ($481,119.36)
Ending Reserve Acct Balance      $21,275,903.43

Exhibit 20.7
Page 3 of 3

Navistar Financial 2000 - A Owner Trust
For the Month of August 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                        5                   4                   3                   2                   1
                                     Apr-00              May-00              Jun-00              Jul-00              Aug-00
Beginning Pool Balance          $457,574,282.66     $448,567,681.23     $436,112,636.19     $424,904,426.91     $415,648,446.06

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                   $313,224.38         $893,882.71         $906,266.53         $538,295.53       $1,170,652.72
    Recoveries                      $189,308.57         $105,252.96         $117,605.38         $262,196.38         $570,204.65

Total Charged Off (Months 5, 4, 3)                    $2,113,373.62
Total Recoveries (Months 3, 2, 1)                       $950,006.41
Net Loss / (Recoveries) for 3 Mos                     $1,163,367.21(a)

Total Balance (Months 5, 4, 3)                    $1,342,254,600.08(b)

Loss Ratio Annualized  [(a/b) * (12)]                       1.0401%

Trigger:  Is Ratio > 1.5%                                        No
                                                                             Jun-00              Jul-00              Aug-00

B)   Delinquency Trigger:                                                 $3,010,242.18       $6,595,586.01       $4,111,490.67
     Balance delinquency 60+ days                                              0.69024%            1.55225%            0.98918%
     As % of Beginning Pool Balance                                            0.93098%            1.15874%            1.07722%
     Three Month Average

Trigger:  Is Average > 2.0%                                      No

C)   Noteholders Percent Trigger:                           4.4791%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer